EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, is made as of May 21, 2008 (the “Effective Date”), by and between Kevin Markey (the “Employee”) and PNG Ventures, Inc, a Nevada corporation (the “Company”). Both the Employee and the Company may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company desires to employ Employee on the terms and conditions herein stated and Employee accepts such terms of employment;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.           Position.  During the term of this Agreement, the Company will employ the Employee, and the Employee will serve the Company in the capacity of Chief Executive Officer.

2.           Duties.  The Employee will perform the duties of the Chief Executive Officer of the Company as such position is described by the Bylaws of the Company, together with such additional reasonably related duties assigned by the Board of Directors; provided, however, the Employee shall not be empowered to take any of the following actions without prior written approval by the Board of Directors:

2.1	Hire and/or fire any Company officer, employee, agent or subcontractor;

2.2	Enter into any agreement to encumber the Company in any form in excess of $100;

2.3	Enter into any executory, merger or acquisition agreement;

2.4	Sell, transfer or otherwise dispose of any of any Company assets;

2.5
Issue any debt or equity interest in the Company, including, but not limited to, common stock, preferred stock, warrants, notes, debt instruments of any kind, convertible notes or any other debt or securities (or otherwise enter into agreements to issue any debt or securities);

3.           Service.  Except with respect to the matters specified below, Employee will devote sufficient working time and efforts to adequately attend the business and affairs of the Company.  However, Employee will not work full time and the Company agrees that Employee may have other outside business activities.

4.           Term of Agreement.  The initial term of this Agreement shall be 10 days and shall automatically renew every 10 days thereafter until terminated as further described in Section 6 herein.

5.           Compensation and Expenses.

5.1           Salary.   Employee shall receive $50 per day as compensation for performing his duties hereunder.

5.5           Expenses.  Employee shall be responsible for any and all costs and expenses incurred by Employee while acting as an employee of the Company.

6.           Termination. The Employee shall serve at the will of the Board of Directors and may be terminated by the Board of Directors for any reason whatsoever without notice (a “Termination”). Employee shall be entitled to any unpaid salary accrued up to the point of termination.

7.           Miscellaneous.

7.1           Severability.  If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the Parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the Parties of the substantial benefit of its bargain.  Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.
7.2           No Waiver.  The failure by either Party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter.  The waiver by either Party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself.  No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the Party against whom such waiver is sought to be enforced.

7.3           No Assignment.  This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time.  The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

7.4           Withholding.  All sums payable to the Employee hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

7.5           Entire Agreement.  This Agreement constitutes the entire and only agreement between the Parties relating to employment of the Employee with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

7.6           Amendment.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both Parties hereto.

7.7           Notices.  All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service.

7.8           Binding Nature.  This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective Parties hereto.

7.9           Headings.  The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.  In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word “or” is used in the inclusive sense.

7.10           Counterparts and Fax Signatures.  This Agreement may be executed by Fax and in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

7.11           Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any Party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing Party shall be awarded reasonable attorneys fees, expenses and costs.

7.12           Arbitration.  Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the commercial rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof.  Arbitration shall occur only in San Diego County, CA.  The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California.

7.13           Attorneys' Fees.  In the event of any claim, demand or suit arising out of or with respect to this Agreement, the prevailing Party shall be entitled to reasonable costs and attorneys' fees, including any such costs and fees upon appeal.

7.14           Joint Drafting and Exclusive Agreement.  This Agreement is the only Agreement executed by and between the Parties related to the performance of the Services described herein.  There are no additional oral agreements or other understandings related to the performance of the Services described herein.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.  The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

7.15           Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.  The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

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SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement is executed and dated as of the date first set forth above.

COMPANY PNG Ventures, Inc.	EMPLOYEE Kevin Markey